                                                               EXHIBIT (d)(3)(i)

                                     AMENDED
                                   SCHEDULE A

                               WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT
                                (AUGUST 29, 2002)

                                     BETWEEN

                              ING INVESTMENTS, LLC
                                       AND
                            AIC ASSET MANAGEMENT, LLC

                            EFFECTIVE APRIL 26, 2003

                                                      LAST CONTINUED/
      SERIES             ANNUAL SUB-ADVISORY FEE     APPROVED BY BOARD      REAPPROVAL DATE
-------------------      -----------------------     -----------------     -----------------
ING Technology Fund               0.35%              December 18, 2002     December 31, 2003